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                                                                   EXHIBIT A

                             JOINT FILING AGREEMENT


                  The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of Common Stock of Novitron International, Inc. dated January 24, 1997 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Dated:  January 24, 1997                    /s/ Adam M. Hutt
                                            ----------------
                                            Adam M. Hutt



                                            AMH EQUITY, LTD.

                                            By:  /s/ Adam M. Hutt
                                            Name:  Adam M. Hutt
                                            Title: President



                                            /s/ Jay R. Petschek
                                            Jay R. Petschek



                                            CORSAIR MANAGEMENT COMPANY, INC.


                                            By:  /s/ Jay R. Petschek
                                            Name:  Jay R. Petschek
                                            Title: President



                                            CORSAIR MANAGING PARTNERS

                                            By:  Corsair Management Company,
                                                 Inc., a general partner


                                            By:  /s/ Jay R. Petschek
                                            Name:  Jay R. Petschek
                                            Title: President